Exhibit 23(b)




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement and related Prospectus of Sequa Corporation of our reports dated February 26, 1999 incorporated by reference in Sequa Corporation's Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this Registration Statement and related Prospectus.

                                              ARTHUR ANDERSEN LLP




New York, New York
June 28, 1999